CONSENT OF INDEPENDENT ACCOUNTANTS
             ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-10119, 333-73357 and 33-57917) and Form S-2 (No. 33-56571) of AMERCO and its subsidiaries of our report dated June 26, 2000 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.





PRICEWATERHOUSECOOPERS LLP


Phoenix, Arizona
June 29, 2000